Exhibit 10.03

STOCK REPURCHASE AGREEMENT

Merus Energy Corporation hereby agrees to sell to Friendly Energy Exploration and Friendly Energy Exploration agrees to purchase 2,900,000 preferred voting shares of Friendly Energy Exploration for a total price of $301,000.  Payment is to be made to Merus Energy Corporation in the form of a note with interest of 8% per annum from April 1, 2010 all due and payable in one year from this date.

Agreed this 31st day of March 2010.

MERUS ENERGY CORP.

FRIENDLY ENERGY EXPLORATION

/s/ Sean Tallant___________

/s/ Donald Trapp__________

By: Sean Tallant, President

By: Donald L. Trapp, Chief Financial Officer